Exhibit 23.1

Consent of Deloitte & Touche LLP.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in registration Statement No. 333-249807, No. 333-236636, No. 333-229889, No. 333-224757, No. 333-216338, No. 333-209767, No. 333-202269, No. 333-194131, No. 333-186886, No. 333-179075, No. 333-253417 and No. 333-255895 on Form S-8 of Jazz Pharmaceuticals Public Limited Company of our report dated February 26, 2021, relating to the financial statements of GW Pharmaceuticals plc and subsidiaries appearing in this Current Report on Form 8-K/A dated July 19, 2021.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
July 19, 2021